UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 3, 2009

eLOYALTY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-27975	36-4304577
(Commission File Number)	(IRS Employer Identification No.)

150 Field Drive, Suite 250, Lake Forest, Illinois	60045
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 582-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Performance Unit Grant. On November 3, 2009, the Compensation Committee of the Board of Directors (the “Committee”) of eLoyalty Corporation (the “Company”), approved the grant of performance unit awards to certain employees, including Steven C. Pollema, Vice President, Integrated Contact Solutions/CRM Business Unit (the “ICS BU”). The performance units were awarded under the Company’s 1999 Stock Incentive Plan.

Mr. Pollema received an award of 15,000 performance units. Each performance unit has an initial projected value of $73.85, assuming achievement of a projected level of value of the ICS BU above a baseline value that was established by the Committee. The amount earned, if any, for each vested performance unit will vary based on (i) the ultimate value of the ICS BU relative to the baseline value and (ii) the number of other participants receiving similar performance units (because a fraction of the total increase in ICS BU value will make up a pool that is divided among all participants based on the relative size of awards). The performance period for the award began on October 1, 2009 and ends on December 29, 2012. On the last day of the performance period, the performance units granted will become fully vested. In the event of a sale of the ICS BU, a sale of the Company, a spin-off of the ICS BU, or a termination of Mr. Pollema’s employment due to death or disability (each, an “Acceleration Event”), such vesting will be accelerated, as follows: (i) 50% of the performance units granted will be deemed to have vested as of the date of the Acceleration Event and (B) 50% of the performance units will be deemed to have vested ratably on a daily basis from the grant date over a period ending on December 31, 2010, with a pro rata amount vesting for an Acceleration Event occurring prior thereto. Any performance units remaining unvested as of the date of the Acceleration Event will be forfeited. If Mr. Pollema’s employment terminates for any reason (other than due to death or disability) prior to the earlier of an Acceleration Event or December 29, 2012, the performance units will be forfeited and he will not be entitled to any payment for the performance units.

On the date determined by the Committee for the settlement of performance units following the earlier of an Acceleration Event or December 29, 2012 (the “Distribution Date”), Mr. Pollema will earn and be paid the aggregate value (calculated as described above) of his vested performance units, which will be settled in shares of the Company’s Common Stock, with the number of shares to be calculated using the average closing price of Common Stock during the 10 trading days prior to the Distribution Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eLOYALTY CORPORATION

Date:	November 9, 2009	By:	/S/ WILLIAM B. NOON
William B. Noon
Vice President and Chief Financial Officer